SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

Date of Report (date of earliest event reported): November 2, 2000

                                   VIACOM INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                   1-9553                     04-2949533
     (State or other             (Commission                (IRS Employer
     jurisdiction of             File Number)             Identification No.)
     incorporation)

                     1515 Broadway, New York, New York 10036
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 258-6000
                                                            -------------

Item 5. Other Events.
        -------------

      On November 3, 2000, Viacom Inc., a Delaware corporation ("Viacom"), and BET Holdings II, Inc. ("BET"), a privately held Delaware corporation, announced that they have entered into an agreement, dated as of November 2, 2000, for the purchase of BET by Viacom for approximately $3 billion, consisting of Viacom Class B Common Stock and the assumption of BET debt. The final exchange ratio will be based on the trading prices of Viacom Class B Common Stock during a measurement period immediately before the closing of the transaction, which is expected to occur during the first quarter of 2001.

      A copy of the press release issued by Viacom dated November 3, 2000 relating to the above-described transaction is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

      (c) The following exhibit is filed as part of this report on Form 8-K:

      99.1  Press Release issued by Viacom dated November 3, 2000.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VIACOM INC.

Date:  November 3, 2000                    By:     /s/ Michael D. Fricklas
                                                   -----------------------------
                                           Name:   Michael D. Fricklas
                                           Title:  Executive Vice President,
                                                   General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------

    99.1                      Press Release issued by Viacom dated May 17, 1999.